UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 6, 2020, Benoît Pierre François Jamar voluntarily resigned from his position as a director of iMedia Brands, Inc., effective as of the same date.

(d) On August 11, 2020, our board of directors elected Darryl Craig Porter to the board for a term expiring at our 2021 annual meeting of shareholders. Mr. Porter will also serve on our audit committee.

Mr. Porter, age 58, founded and has served as the chief executive officer of Iconic Spectrum since 1996. Iconic Spectrum is a brand licensing company focused on creating compelling media content, distribution partnerships and experiential events to monetize brands. Prior to founding Iconic Spectrum, he was the chief executive officer of Underworld Entertainment, a production company developing and producing feature films, soundtracks and artist albums, from 1993 to 1996. From 1989 to 1993, Mr. Porter served as the senior vice president, business affairs & production, for Tribune Entertainment Company, the syndication and entertainment arm of Tribune Company. Mr. Porter brings to the board significant executive, operational and creative experience, particularly in television and film production and the entertainment and brand licensing industries.

For his service as a non-employee member of the Board, Mr. Porter will participate in the non-employee director compensation arrangements in effect during his period of service. For his service on the board through the 2021 annual meeting of shareholders, Mr. Porter will receive a pro rata portion of the applicable cash compensation described in the Company’s proxy statement for its 2020 annual meeting of shareholders, which was filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2020. Pursuant to the non-employee director compensation plan, in connection with Mr. Porter’s initial election to the Board, Mr. Porter will receive a pro-rated portion of the director equity compensation. Pursuant to the non-employee director compensation plan, the annual award would typically be $65,000; however, our board reduced that by 50% for awards during our 2020 fiscal year. Therefore, Mr. Porter’s award will be $29,917 in restricted stock units (the “RSUs”) under the Company’s 2020 Equity Incentive Plan. The RSUs will be granted two business days following the Company’s earnings press release for the second quarter of fiscal year 2020 and will vest in full on the earlier of July 13, 2021 or the date immediately preceding the date of the 2021 annual meeting of shareholders. Additionally, the RSUs are subject to the terms and conditions set forth in the restricted stock unit award agreement approved for grants under the plan, which was previously filed with the SEC. There are no related person transactions involving Mr. Porter that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Porter’s election to the Board is furnished, but not filed, as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

No.	Description
99.1	Press release dated August 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2020	iMedia Brands, Inc.

	By:	/s/ TIMOTHY A. PETERMAN
Timothy A. Peterman Chief Executive Officer & Interim Chief Financial Officer